UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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COMPUWARE CORPORATION

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COMPUWARE CORPORATION

One Campus Martius

Detroit, Michigan 48226

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 8, 2014

November 18, 2014

These Definitive Additional Materials amend and supplement the definitive proxy statement dated November 4, 2014 (the “Definitive Proxy Statement”), initially mailed to shareholders on or about November 4, 2014, by Compuware Corporation, a Michigan corporation (“Compuware” or the “Company”), for a special meeting of shareholders of the Company to be held on December 8, 2014 at 1 p.m. Eastern time, at One Campus Martius, Detroit, Michigan 48226-5099. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 2, 2014 (the “Merger Agreement”), by and among Compuware Corporation, Project Copper Holdings, LLC, or Parent, and Project Copper Merger Corp., or Acquisition Sub, a wholly owned subsidiary of Parent. Parent and Acquisition Sub are entities that are affiliated with Thoma Bravo, LLC, providing for the merger (the “Merger”) of Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent.

If any shareholders have not already submitted a proxy for use at the special meeting, they are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any shareholders have more questions about the Merger or how to submit their proxies or if any shareholder needs additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please call our proxy solicitor Innisfree M&A Incorporated, toll free at (877) 825-8619.

The information contained herein speaks only as of November 18, 2014 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following disclosure supplement is added following the fourth sentence of the first paragraph on page 2 of the Definitive Proxy Statement concerning the Effect of the Merger.

Similarly, to the knowledge of Compuware, no shareholder is part of the purchasing group and all shareholders are being treated the same in the merger and are receiving the merger consideration for their shares.

The second sentence in the paragraph with the heading “Financing of the Merger” on page 6 of the Definitive Proxy Statement is replaced in its entirety with the following:

This amount will be funded through a combination of: Equity financing of up to $675 million (which represents approximately 30% of the total financing required for the merger), to be provided to Parent immediately prior to the closing of the merger by Thoma Bravo Fund XI, L.P., which we refer to as the Thoma Bravo Fund, or other parties to which the Thoma Bravo Fund assigns all or a portion of its commitment; Borrowings under senior secured credit facilities totaling $2,005 million, comprised of a $1,250 million first lien term loan facility, a $550 million second lien term loan facility, a $105 million first lien asset sale bridge facility and a $100 million first lien revolving credit facility; and Compuware’s freely available cash, including $142 million as a result of the sale of Compuware’s headquarters building in Detroit, Michigan, which is expected to close by the end of the 2014 calendar year.

The following disclosure supplements the disclosure on page 9 of the Definitive Proxy Statement concerning the Legal

Proceedings Regarding the Merger.

On November 12, 2014, plaintiffs in the Consolidated Action filed a motion for a preliminary injunction seeking to enjoin any stockholder vote on the proposed transaction and to require Compuware to make additional disclosures. On November 17, 2014, the parties to the Consolidated Action entered into a Memorandum of Understanding in which they agreed in principle to a settlement of the Consolidated Action. In consideration for the full settlement and release of plaintiffs’ claims, and without conceding their materiality, the Company agreed to make certain supplemental disclosures in the Definitive Proxy Statement. The settlement is subject to certain conditions, including the execution of a stipulation of settlement and approval by the Court.

The following disclosure supplement is added following the fourth sentence of the first paragraph on page 30 of the Definitive Proxy Statement concerning the Effect of the Merger.

Similarly, to the knowledge of Compuware, no shareholder is part of the purchasing group and all shareholders are being treated the same in the merger and are receiving the merger consideration for their shares.

The fifth sentence in the paragraph with the heading “Illustrative Discounted Cash Flow Analysis” on page 50 of the Definitive Proxy Statement is replaced in its entirety with the following:

Goldman Sachs then aggregated the present values of the illustrative terminal values with the present values of the estimated unlevered free cash flows for each of fiscal years ending 2015 through 2019 and adjusted for the amount of cash value of $395 million, including the amount of estimated cash on hand of $232 million and the amount of estimated after-tax value of approximately $163 million related to the expected sale of Compuware’s corporate headquarters building in Detroit, Michigan, in each case as estimated by the management of Compuware, to calculate the present values of illustrative equity values of Compuware as of August 29, 2014.

The following supplemental disclosure is added following the third sentence of the first paragraph on page 54 of the Definitive Proxy Statement concerning the Projections Prepared by Compuware’s Management.

Compuware updated the Initial Forecasts as a result of Compuware’s performance during the first quarter of fiscal year 2015 that reflected a lower Dynatrace growth rate than had been anticipated in the Company’s business plan and which made the Dynatrace growth rate used in the Initial Forecasts no longer reasonably attainable in the view of Compuware’s management.

The following disclosure supplements the disclosure on pages 54-56 of the Definitive Proxy Statement concerning the Projections Prepared by Compuware’s Management.

The Updated Forecasts included Adjusted EBITDA of $253 million in 2020. The Updated Forecasts included unlevered free cash flow of $81 million in 2015, $123 million in 2016, $124 million in 2017, $135 million in 2018 and $144 million in 2019.

The second sentence in the paragraph with the heading “Financing of the Merger” on page 61 of the Definitive Proxy Statement is replaced in its entirety with the following:

These payments are expected to be funded through a combination of equity financing; borrowings under senior secured credit facilities totaling $2,005 million, comprised of a $1,250 million first lien term loan facility, a $550 million second lien term loan facility, a $105 million first lien asset sale bridge facility and a $100 million first lien revolving credit facility; and Compuware’s freely available cash, including $142 million as a result of the sale of Compuware’s headquarters building in Detroit, Michigan, which is expected to close by the end of the 2014 calendar year.

The following disclosure supplements the discussion on page 69 of the Definitive Proxy Statement concerning the Legal

Proceedings Regarding the Merger.

On November 12, 2014, plaintiffs in the Consolidated Action filed a motion for a preliminary injunction seeking to enjoin any stockholder vote on the proposed transaction and to require Compuware to make additional disclosures. On November 17, 2014, the parties to the Consolidated Action entered into a Memorandum of Understanding in which they agreed in principle to a settlement of the Consolidated Action. In consideration for the full settlement and release of plaintiffs’ claims, and without conceding their materiality, the Company agreed to make certain supplemental disclosures in the Definitive Proxy Statement. The settlement is subject to certain conditions, including the execution of a stipulation of settlement and approval by the Court.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Merger, the Company filed the Definitive Proxy Statement and a form of proxy with the SEC on November 4, 2014, and the Definitive Proxy Statement and a form of proxy were mailed to the shareholders of record as of October 27, 2014, the record date fixed by the Company’s board of directors for the special meeting. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. The Company’s shareholders will also be able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents by directing a request by mail or telephone to Compuware Corporation, Attn: Investor Relations, One Campus Martius, Detroit, Michigan 48226-5099, telephone: (313) 227-7300.

FORWARD-LOOKING STATEMENTS

This document, and the documents to which we refer you herein and in the Definitive Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Shareholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014:

•	The inability to complete the Merger due to the failure to obtain shareholder approval or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

•	The outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•	The failure by Parent to obtain the necessary equity and debt financing set forth in the financing commitments entered into in connection with the Merger, or alternative financing, or the failure of any such financing to be sufficient to complete the Merger and the other transactions contemplated by the Merger Agreement;

•	Risks that the proposed Merger disrupts our current restructuring plans and operations or affects our ability to retain or recruit key employees;

•	The fact that receipt of the all-cash merger consideration would be taxable to Compuware’s shareholders that are treated as U.S. holders for United States federal income tax purposes;

•	The fact that Compuware’s shareholders would forego the opportunity to realize the potential long-term value of the successful execution of Compuware’s current strategy as an independent company;

•	The possibility that Parent could, at a later date, engage in unspecified transactions including restructuring efforts, special dividends or the sale of some or all of Compuware’s assets to one or more as yet unknown purchasers that could conceivably produce a higher aggregate value than that available to the shareholders in the Merger;

•	The fact that under the terms of the Merger Agreement, Compuware is unable to solicit other acquisition proposals during the pendency of the Merger;

•	The fact that, under specified circumstances, Compuware may be required to pay fees and expenses in the event the Merger Agreement is terminated and the effect this could have on Compuware;

•	The fact that, although Parent must use reasonable best efforts to obtain the financing contemplated by the debt commitment letter, there is a risk that the debt financing might not be obtained and that, in certain instances, Compuware’s only viable recourse would be the reverse termination fee;

•	The effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

•	The amount of the costs, fees, expenses and charges related to the Merger Agreement or the merger;

•	Risks related to diverting management’s or employees’ attention from ongoing business operations;

•	Risks that our stock price may decline significantly if the Merger is not completed; and

•	Risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained herein, including, but not limited to (a) the information contained under this heading, (b) the information contained under the heading “Risk Factors” in the Definitive Proxy Statement and (c) information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Compuware shareholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

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